Exhibit (c)(11)

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Project Rushmore Presentation Materials to UGI
February 19th, 2019
NEGOTIATING DECK
Materials contain selected analyses, portions of analyses and associated commentary to consider utilizing in negotiations with UGI and advocating for increased value for APU unitholders. Factors that may be important to the
Committee’s overall consideration of a transaction may not be included.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
UGI Proposal Takes Advantage of Dislocation Subject to Further Review & Revision Following Investor Day Comments
$60 $55 $50
$45
12/4/2018
$40 Investor Day
APU Unit Price
Dec. 3, 2019 $36.67 6-Month Avg. $34.59
$35 1-Year Avg. $38.13 2-Year Avg. $41.62
Current Proposal Implied Unit Price: $30.75
$30 $29.75
Indexed Price Performance Since Dec 3rd
$25 APU (19%) 1/25/2019 UGI
Suburban (3%)
Alerian (5%) Proposal $20
Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19
2
Source: FactSet as of 2/15/2019.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

# Proposed Transaction is at Discount

## Precedents & Premiums | MLP Transactions Analysis

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

| A | B | C | D | E | F | G | I |
|---|---|---|---|---|---|---|---|
| Announcement Date | Acquiror | Target | Equity Value Acquired | Adj. Transaction Value[1,2] | 1-Day Premium | Unaffected 1-Day Premium | Taxable Transaction |
| 11/26/18 | Dominion Energy Inc | Dominion Energy Midstream Partners LP | $1,262 | $3,584 | 0.9% | 0.9% | No |
| 11/26/18 | Arclight Capital | TransMontaigne Partners L.P. | 536 | 1,232 | 12.6% | 13.5% | NA |
| 11/8/18 | Western Gas Equity Partners LP | Western Gas Partners, LP | 5,763 | 12,603 | 7.6% | 7.6% | No |
| 10/22/18 | EnLink Midstream LLC | EnLink Midstream Partners, L.P. | 5,084 | 12,221 | 1.1% | 1.1% | Yes |
| 10/18/18 | Valero Energy Corporation | Valero Energy Partners LP | 1,976 | 3,734 | 6.0% | 6.0% | Yes |
| 10/9/18 | Antero Midstream GP LP | Antero Midstream Partners LP | 5,908 | 7,548 | 6.5% | 18.6% | Yes |
| 9/18/18 | Enbridge Inc. | Enbridge Energy Partners | 2,742 | 15,541 | 2.1% | 11.6% | Yes |
| 8/24/18 | Enbridge Inc. | Spectra Energy Partners, LP | 3,276 | 26,945 | 5.7% | 19.4% | Yes |
| 8/1/18 | Energy Transfer Equity, L.P. | Energy Transfer Partners | 27,179 | 66,915 | 11.2% | 11.2% | No |
| 6/4/18 | OCI NV | OCI Partners LP | 89 | 1,271 | 15.0% | 15.0% | No |
| 6/19/18 | Cheniere Energy Inc. | Cheniere Energy Partners LP Holdings | 1,240 | 5,526 | 2.2% | 10.7% | No |
| 5/17/18 | Williams Companies | Williams Partners, LP | 10,427 | 56,013 | 6.4% | 16.5% | Yes |
| 3/26/18 | Tall Grass Energy GP, LP | Tallgrass Energy Partners, LP | 1,686 | 8,083 | 0.6% | (18.4%) | Yes |
| 2/7/18 | Terra Nitrogen GP, Inc. | Terra Nitrogen Co. LP | 387 | 1,432 | 3.7% | 3.7% | Yes |
| 1/2/18 | Archrock, Inc | Archrock Partners, LP | 607 | 2,358 | 23.4% | 23.4% | Yes |
| 8/29/17 | Zenith Energy US, LP | Arc Logistics Partners LP | 407 | 736 | 15.2% | 15.2% | Yes |
| 10/25/16 | Energy Transfer Partners, LP | PennTex Midstream Partners, LP | 640 | 789 | 43.3% | 43.3% | Yes |
| 3/2/17 | VTTI, B.V | VTTI Energy Partners, LP | 481 | 1,842 | 6.0% | 6.0% | Yes |
| 4/3/17 | World Point Terminals, Inc. | World Point Terminals, LP | 159 | 570 | 5.8% | 5.8% | Yes |
| 2/1/17 | ONEOK, Inc | ONEOK Partners, LP | 9,309 | 22,380 | 25.8% | 25.8% | Yes |
| 1/27/17 | Enbridge Energy Company | Midcoast Energy Partners, LP | 170 | 1,194 | (8.6%) | (8.6%) | Yes |
| 11/21/16 | Sunoco Logistics Partners, LP | Energy Transfer Partners, LP | 21,965 | 54,455 | (0.2%) | (0.2%) | No |
| 10/24/16 | American Midstream Partners LP | JP Energy Partners LP | 302 | 476 | 9.1% | 9.1% | No |
| 9/26/16 | Transcanada | Columbia Pipeline Partners | 915 | 3,384 | 11.1% | 9.9% | Yes |
| 5/30/16 | SemGroup Corp. | Rose Rock Midstream | 771 | 2,034 | 0.0% | 0.0% | Yes |
| 11/3/15 | Targa Resources Corp. | Targa Resources Partners LP | 6,672 | 12,138 | 18.4% | 18.4% | Yes |
| 8/1/16 | Transocean, Inc | Transocean Partners | 259 | 1,153 | 20.8% | 20.8% | No |
| 10/26/15 | Western Refining, Inc. | Northern Tier Energy | 1,982 | 5,185 | 11.7% | 11.7% | Yes |
| 7/13/15 | MPLX LP | MarkWest Energy Partners, LP | 16,612 | 22,360 | 36.3% | 36.3% | No |
| 5/6/15 | Crestwood Equity Partners, LP | Crestwood Midstream Partners | 3,381 | 6,901 | 17.2% | 17.2% | No |
| 4/6/15 | Tesoro Logistics LP | QEP Midstream Partners LP | 394 | 1,104 | 8.6% | (14.0%) | No |
| 1/26/15 | Energy Transfer Partners, LP | Regency Energy Partners LP | 11,276 | 18,593 | 13.2% | 13.2% | No |
| 10/26/14 | Williams Partners LP | Access Midstream Partners LP | 21,944 | 34,256 | (0.2%) | (5.7%) | No |
| 10/13/14 | Targa Resources Partners LP | Atlas Pipeline Partners LP | 3,866 | 6,002 | 15.0% | 15.0% | No |
| 11/12/14 | Enterprise Products Partners LP | Oiltanking Partners LP | 1,392 | 4,243 | 1.7% | (0.9%) | No |
| 8/10/14 | Kinder Morgan Inc. | Kinder Morgan Energy Partners | 27,351 | 52,351 | 12.0% | 12.0% | Yes |
| 8/10/14 | Kinder Morgan Inc. | El Paso Pipeline Partners | 5,421 | 13,193 | 15.4% | 15.4% | Yes |
| 7/24/14 | Breitburn Energy Partners | QR Energy LP | 1,811 | 2,856 | 17.5% | 17.5% | No |
| 10/10/13 | Regency Energy Partners LP | PVR Partners LP | 3,931 | 5,659 | 25.7% | 25.7% | No |
| 8/27/13 | Plains All American LP | PAA Natural Gas Storage LP | 755 | 2,434 | 8.5% | 8.5% | No |
| 5/6/13 | Inergy Midstream LP | Crestwood Midstream Partners LP | 1,661 | 2,643 | 14.5% | 14.5% | No |
| 1/29/13 | Kinder Morgan Energy Partners LP | Copano Energy LLC | 3,911 | 4,858 | 23.5% | 23.5% | No |
| 2/23/11 | Enterprise Products Partners | Duncan Energy Partners LP | 1,006 | 2,973 | 28.1% | 28.1% | No |
| **Median** | | | **$1,811** | **$4,858** | **11.1%** | **12.0%** | |
| **Mean** | | | **5,044** | **11,902** | **11.6%** | **11.7%** | |
| **Current (2/15/2019)** | **UGI Corp.** | **AmeriGas Partners L.P.** | **$2,154** | **$5,723** | **3.4%** | **(16.1%)[3]** | **Yes** |

Source: Company filings, press releases, presentations and FactSet for pricing data. Represents precedent MLP transactions by affiliated and third party MLPs, Public GPs and C-Corps since 2011.
Note: Considers transactions where target is an MLP.
(1) Based on Wall Street research.
(2) Adjusted transaction TEV values affiliated units at market price and non-affiliated units at offer price.
(3) Unaffected premium calculated on Abe pre-investor day closing price (12/3/2019).

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

3

PRELIMINARY CONFIDENTIAL DRAFT
APU Discounted DCF & Distribution Analysis Subject to Further Review & Revision
Valuation Effective Date: 3/31/2019
APU Forward Yield History(1)
14% 12/4/2018 Investor Day
13% 12% 11%
10% Average: 8.9%
9% 8% 7%
6%
Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19
Discounted Distribution Analysis(2) Discounted Distribution Analysis(2)
APU LP Distributions | $3.80 Distribution Policy APU LP Distributions | Targeted Leverage & Coverage Policy
2023E Distribution Yield 2023E Distribution Yield
Discount Rate Discount Rate
12.0% 11.0% 10.0% 10.0% 9.0% 8.0%
7.00% $36.83 $39.10 $41.83 7.00% $36.82 $39.80 $43.53
7.75% $36.09 $38.31 $40.97 7.75% $36.06 $38.97 $42.60 8.50% $35.37 $37.53 $40.13 8.50% $35.31 $38.15 $41.70
Source: Management projections and Factset as of 2/15/2019. 4 (1) Forward yield utilizes weighted average of current fiscal year distributions per share and next fiscal year distributions per share (weighted by year fraction).
(2) 7.0-8.5% cost of equity range based on Barra Betas.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

# Proposed Transaction Has Burdensome Tax Implications

SUBJECT TO TAX COUNSEL REVIEW

## Average Tax Basis Calculation[1]

- The average tax paid with state taxes is $5.78 per unit for public APU unitholders as of 2H 2019

## Detailed Calculation of Ordinary and Capital Gains

| Unitholder Trade Group[2] | Active Units | % of Public | Basis[3] | Ordinary Gain[3] | Capital Gain[3] |
|---|---|---|---|---|---|
| May 1995 - Dec. 2010 | 12,044,321 | 17% | $0.04 | $28.47 | $2.05 |
| Jan. 2011 - Dec. 2013 | 10,693,961 | 15% | $1.07 | $27.14 | ($3.29) |
| Jan. 2014 - Dec. 2014 | 11,715,648 | 17% | $2.01 | $25.43 | ($6.51) |
| Jan. 2015 - Dec. 2015 | 6,423,910 | 9% | $1.38 | $22.94 | ($7.05) |
| Jan. 2016 - Dec. 2016 | 14,091,793 | 20% | $3.25 | $20.16 | ($5.33) |
| Jan. 2017 - Dec. 2017 | 12,903,239 | 19% | $5.03 | $14.29 | ($10.48) |
| Jan. 2018 - Jan. 2018 | 1,182,662 | 2% | $0.63 | $7.09 | ($12.97) |
| Total / Active Unit Average | 69,055,533 | 100% | $13.41 | $22.52 | ($5.18) |

| FY 1H 2019E Basis | |
|---|---|
| January 2018A Tax Basis | $13.41 |
| (+) FY 2018A Q2-Q4 Allocated Net Income | 0.57 |
| (+) FY 2019E Q1-Q2 Allocated Net Income | 0.95 |
| (-) FY 2018A Q2, Q3, & Q4 Distributions | 2.85 |
| (-) FY 2019E Q1-Q2 Distributions | 1.90 |
| **FY 1H 2019E Basis** | **$10.18** |

| Average Unitholder - FY 1H 2019E | |
|---|---|
| UGI Share Price | $53.44 |
| Exchange Ratio | 0.5000x |
| Cash Consideration | $4.03 |
| Offer Price | $30.75 |
| **Average 1H 2019E Tax Basis** | **$10.18** |
| **Detail of Gains (per Unit)** | |
| Average Ordinary Gain / (Loss)[4] | $25.75 |
| Average Capital Gain / (Loss)[4] | (5.18) |
| **Total Gain** | **$20.57** |
| Average Assumed Passive Activity Loss[2] | ($11.23) |
| **Tax on Gain (per Unit)** | |
| Federal Ordinary Income Tax Rate | 37.0% |
| Individual MLP Investor Deduction Rate | 20.0% |
| Adjusted Ordinary Tax Rate | 29.6% |
| ACA Tax | 3.8% |
| Federal Tax Rate | 33.4% |
| Federal Capital Gains Tax Rate | 23.8% |
| Effective State Tax Rate[3] | 5.2% |
| PAL Rate | 37.0% |
| PAL Gain Deduction | ($4.16) |
| Tax on Ordinary Gain | $4.45 |
| *Effective Ordinary Gain Tax Rate* | *17.3%* |
| Tax on Capital Gain | ($1.23) |
| *Effective Capital Gain Tax Rate* | *23.8%* |
| State Tax Ordinary Income[5] | $1.34 |
| *Effective Ordinary Gain Tax Rate* | *5.2%* |
| State Tax Capital Gain[5] | ($0.27) |
| *Effective Capital Gains Tax Rate* | *5.2%* |
| **Total Tax on Gain[6]** | **$5.78** |
| *Total Effective Tax Rate* | *22.5%* |

Source: Company Management, FactSet as of 2/15/2019 and Wall Street research.
(1) Provided by management.
(2) Trade group and active unitholder data as of January 31, 2018.
(3) Weighted average by active unit as a percent of total outstanding active units.
(4) Capital and Ordinary gains as of Jan. 2018; incremental ordinary gains due to rolled forward basis added to ordinary gains.
(5) Per discussions with management, state tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers.
(6) Taxes Payable on Ordinary gain not offset by Capital losses.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
5

# APU Unitholders Would Suffer Substantial Dilution to Distributions

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

## Pre - Unitholder Tax[1] | APU Base Case - %

At 0.5754x Exchange Ratio


Coverage Target Distribution Policy[3]
Maintain Distribution Policy
(80.0%)
(78.1%)
(77.2%)
(77.8%)
(83.4%)
(81.9%)
(81.1%)
(80.4%)
2019E
2020E
2021E
2022E

| | 2019E | 2020E | 2021E | 2022E |
|---|---|---|---|---|
| SQ APU (No Cut): | $3.80 | $3.80 | $3.80 | $3.80 |
| SQ APU (Cut): | $3.15 | $3.15 | $3.15 | $3.36 |
| PF UGI at 0.5754x:[1] | $0.63 | $0.69 | $0.72 | $0.75 |

## After Unitholder Tax[2] | APU Base Case - %

At 0.4672x Transaction Exchange Ratio


Coverage Target Distribution Policy[3]
Maintain Distribution Policy
(87.0%)
(85.8%)
(85.2%)
(85.6%)
(89.2%)
(88.2%)
(87.7%)
(87.3%)
2019E
2020E
2021E
2022E

| | 2019E | 2020E | 2021E | 2022E |
|---|---|---|---|---|
| SQ APU (No Cut): | $3.80 | $3.80 | $3.80 | $3.80 |
| SQ APU (Cut): | $3.15 | $3.15 | $3.15 | $3.36 |
| PF UGI at 0.4672x:[2] | $0.63 | $0.69 | $0.72 | $0.75 |

Source: Management projections and FactSet as of 2/15/2019.

(1) Pre - Unitholder Tax; 0.5754x represents implied XR at 0.5000x equity XR and cash consideration of $4.03 / unit.

(2) After Unitholder Tax; 0.4672x represents implied XR at 0.5000x equity XR and cash consideration of $4.03 / unit, net of $5.78 / unit average taxes on sale of APU units. PF UGI dividends are taxed at a 20% qualified dividend rate.

(3) FY 2019E distributions are cut to achieve 1.2x LP Distribution coverage; distribution is held at cut level until Total Debt / EBITDA is reduced to less than or equal to 4.0x while coverage remains at least 1.2x respectively.

TUDOR PICKERING HOLT & CO | ENERGY INVESTMENT & MERCHANT BANKING

6

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Transaction Value After Tax Bill Not Seen in ~15 Years
APU Unit Price
$60.00 12/4/2018 Investor Day
$50.00
$40.00
$30.00
Proposed After-Tax Per Unit Value: $24.97
$20.00
$10.00
$0.00
Jan-03 Jan-05 Jan-07 Jan-09 Jan-11 Jan-13 Jan-15 Jan-17 Jan-19
7 Source: Factset as of 2/15/2019.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Proposal Well Below Historical Exchange Ratios Subject to Further Review & Revision
1.4000x
12/4/2018 Investor Day
1.2000x
1.0000x
0.8000x Two Year Average XR: 0.8400x
One Year Average XR: 0.7473x
0.6000x
Proposal Implied XR: 0.5754x
Exchange Ratio XR Premium All-In XR at Proposal
Current (2/15/2019) 0.5567x 0.5754x 3.4% Spot Proposal (1/25/2019) 0.5342x 0.5720x 7.1%
0.4000x Undisturbed (12/3/18) 0.6367x 0.5700x (10.5%) 30-Day 0.5485x 0.5737x 4.6% 60-Day 0.5315x 0.5731x 7.8% Avg. 90-Day 0.5803x 0.5730x (1.3%) 180-Day 0.6738x 0.5742x (14.8%) 360-Day 0.8063x 0.5803x (28.0%)
0.2000x
Feb-17 May-17 Aug-17 Nov-17 Feb-18 May-18 Aug-18 Nov-18 Feb-19
8
Source: FactSet as of 2/15/2019.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT Counterproposal Framework Subject to Further Review & Revision
$41.07 = $41.07 / $54.26(1) = 0.7569x(1) All-In XR
0.5000x UGI shares per APU unit $36.67 + $13.94 cash per APU unit
Other Key Terms:
$4.40
◾ Majority of the minority vote
Undisturbed 12/3/2019 Median Premium Illustrative APU Unit Price of 12.0% Counterproposal
9 Source: FactSet and Bloomberg as of 2/15/2019.
(1) Utilizes UGI 30-day VWAP as of 2/15/2019.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Appendix
10
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT
Subject to Further Review & Revision

# Counter Proposal Tax Implications

SUBJECT TO TAX COUNSEL REVIEW

## Average Tax Basis Calculation[1]

- The average tax paid with state taxes is $6.97 per unit for public APU unitholders as of 2H 2019

## Detailed Calculation of Ordinary and Capital Gains

| Unitholder Trade Group[2] | Active Units | % of Public | Basis[3] | Ordinary Gain[3] | Capital Gain[3] |
|---|---|---|---|---|---|
| May 1995 - Dec. 2010 | 12,044,321 | 17% | $0.04 | $28.47 | $12.37 |
| Jan. 2011 - Dec. 2013 | 10,693,961 | 15% | $1.07 | $27.14 | $7.04 |
| Jan. 2014 - Dec. 2014 | 11,715,648 | 17% | $2.01 | $25.43 | $3.81 |
| Jan. 2015 - Dec. 2015 | 6,423,910 | 9% | $1.38 | $22.94 | $3.27 |
| Jan. 2016 - Dec. 2016 | 14,091,793 | 20% | $3.25 | $20.16 | $4.99 |
| Jan. 2017 - Dec. 2017 | 12,903,239 | 19% | $5.03 | $14.29 | ($0.16) |
| Jan. 2018 - Jan. 2018 | 1,182,662 | 2% | $0.63 | $7.09 | ($2.65) |
| Total / Active Unit Average | 69,055,533 | 100% | $13.41 | $22.52 | $5.14 |

| FY 1H 2019E Basis | |
|---|---|
| January 2018A Tax Basis | $13.41 |
| (+) FY 2018A Q2-Q4 Allocated Net Income | 0.57 |
| (+) FY 2019E Q1-Q2 Allocated Net Income | 0.95 |
| (-) FY 2018A Q2, Q3, & Q4 Distributions | 2.85 |
| (-) FY 2019E Q1-Q2 Distributions | 1.90 |
| **FY 1H 2019E Basis** | **$10.18** |

| Average Unitholder - FY 1H 2019E | |
|---|---|
| UGI 30-Day VWAP Share Price | $54.26 |
| Exchange Ratio | 0.5000x |
| Cash Consideration | $13.94 |
| Offer Price | $41.07 |
| **Average 1H 2019E Tax Basis** | **$10.18** |
| **Detail of Gains (per Unit)** | |
| Average Ordinary Gain / (Loss)[4] | $25.75 |
| Average Capital Gain / (Loss)[4] | 5.14 |
| **Total Gain** | **$30.89** |
| Average Assumed Passive Activity Loss [2] | ($11.23) |
| **Tax on Gain (per Unit)** | |
| Federal Ordinary Income Tax Rate | 37.0% |
| Individual MLP Investor Deduction Rate | 20.0% |
| Adjusted Ordinary Tax Rate | 29.6% |
| ACA Tax | 3.8% |
| Federal Tax Rate | 33.4% |
| Federal Capital Gains Tax Rate | 23.8% |
| Effective State Tax Rate[3] | 5.2% |
| PAL Rate | 37.0% |
| PAL Gain Deduction | ($4.16) |
| Tax on Ordinary Gain | $4.45 |
| *Effective Ordinary Gain Tax Rate* | *17.3%* |
| Tax on Capital Gain | $1.22 |
| *Effective Capital Gain Tax Rate* | *23.8%* |
| State Tax Ordinary Income[5] | $1.34 |
| *Effective Ordinary Gain Tax Rate* | *5.2%* |
| State Tax Capital Gain[5] | $0.27 |
| *Effective Capital Gains Tax Rate* | *5.2%* |
| **Total Tax on Gain[6]** | **$7.27** |
| *Total Effective Tax Rate* | *23.5%* |

Source: Company Management, FactSet as of 2/15/2019 and Wall Street research.
(1) Provided by management.
(2) Trade group and active unitholder data as of January 31, 2018.
(3) Weighted average by active unit as a percent of total outstanding active units.
(4) Capital and Ordinary gains as of Jan. 2018; incremental ordinary gains due to rolled forward basis added to ordinary gains.
(5) Per discussions with management, state tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers.
(6) Taxes Payable on Ordinary gain not offset by Capital losses.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

11

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
Net Tax Exchange Ratio Calculation Detail
SUBJECT TO TAX COUNSEL REVIEW
A B C D E F G H I
Secondary Equity Equity
Gross Cash Cash Net Cash Shares Net After-Component (1) All-In XR(1) Taxes Payable Component Consideration Component XR Consideration Purchased / Tax XR
XR XR
(Sold)
At UGI
Proposal $4.03 0.5000x 0.0754x 0.5754x ($5.78) ($1.75) 0.5000x (0.0328x) 0.4672x
At APU
Proposal $13.94 0.5000x 0.2609x 0.7609x ($7.27) $6.67 0.5000x 0.1248x 0.6248x
12 Source: FactSet as of 2/15/2019.
(1) Based on UGI spot price.
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

PRELIMINARY CONFIDENTIAL DRAFT Subject to Further Review & Revision
TUDORPICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
About The Firm
Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company’s two broker-dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, together with affiliates in the United Kingdom and Canada, the company offers securities and investment banking services to the energy community. Perella Weinberg Partners Capital Management LP is an SEC registered investment adviser that delivers a suite of energy investment strategies.
The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; New York, New York; and London, England.
Contact Us
Houston (Research, Sales and Trading): 713-333-2960 Houston (Investment Banking): 713-333-7100 Houston (Asset Management): 713-337-3999 Denver (Sales): 303-300-1900 Denver (Investment Banking): 303-300-1900
New York (Investment Banking): 212-610-1660
New York (Research, Sales): 212-610-1600 London: +011 44(0) 20 7268 2800 Calgary: 403-705-7830
www.TPHco.com
Copyright 2019 — Tudor, Pickering, Holt & Co.
Disclosure Statement
Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. This presentation does not constitute a tax opinion and cannot be used by any taxpayer for the purpose of avoiding tax penalties. We (i) make no conclusion on the valuation or pricing for tax purposes or the effects of federal income tax laws on any party and (ii) have assumed that the party’s intended tax treatment will be respected. Each person should seek legal, regulatory, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the evaluation and impact of any transactions or matters described herein.
The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part except as set forth in a written agreement between the Audit Committee of the Board of Directors of AmeriGas Propane, Inc. and Tudor, Pickering, Holt & Co.
Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and Tudor, Pickering, Holt & Co. materials.
Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction.
Tudor, Pickering, Holt & Co. operates in the United Kingdom under the trading name Perella Weinberg Partners UK LLP (authorized and regulated by the Financial Conduct Authority), and in Canada through its affiliate, Tudor, Pickering, Holt & Co. Securities
– Canada, ULC, located in Calgary, Alberta.
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